EXHIBIT 3(ii)








                         THE DOW CHEMICAL COMPANY




                                  BYLAWS










As of July 14, 1994

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                         THE DOW CHEMICAL COMPANY
                                  BYLAWS*

(As re-adopted in full on November 21, 1985, effective December 1, 1985;
and as amended February 13, 1986; October 9, 1986; May 14, 1987; November 12, 1987; July 11, 1991; November 12, 1992; April 8, 1993; February 10,
1994; April 14, 1994 and July 14, 1994.)

                                 SECTION I
                               CAPITAL STOCK

     Section 1.1. Certificates. Every holder of stock in the Company shall be entitled to have a certificate signed in the name of the Company by the Chairman of the Board of Directors or the President or an Executive Vice President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company certifying the number of shares in the Company owned by such holder. If such certificate is countersigned (a) by a transfer agent other than the Company or its employee, or (b) by a registrar other than the Company or its employee, any other signature on the certificate may be a facsimile.
In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     Section 1.2. Record Ownership. The certificates of each class or series of a class of stock shall be numbered consecutively. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Company's books. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.

     Section 1.3. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Company only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     Section 1.4. Lost Certificates. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Company an affidavit as to such person's ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, if required by policies adopted by the Board of Directors, give the Company a bond, in such form as may be approved by the General Counsel or his or her staff, sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

     Section 1.5.  Transfer Agents; Registrars; Rules Respecting
Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Company.

     Section 1.6. Record Date. The Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, payment of dividend or other distribution, allotment of rights or change, conversion or exchange of capital stock or for the purpose of any other lawful action, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or other distribution or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other lawful action, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

                                SECTION II
                         MEETINGS OF STOCKHOLDERS

     Section 2.1. Annual. The annual meeting of stockholders for the election of Directors and the transaction of such other proper business shall be held during the month of May each year at a time and place, within or without Delaware, as determined by the Board of Directors.

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     Section 2.2.  Special.  Special meetings of stockholders for any purpose or purposes may be called only by the Board of Directors, pursuant to a resolution adopted by a majority of the entire Board of Directors, either upon motion of a Director or upon written request by the holders of at least fifty percent of the voting power of all the shares of capital stock of the Company then entitled to vote generally in the election of Directors. Special meetings may be held at any place, within or without Delaware.

     Section 2.3. Notice. Written notice of each meeting of stockholders, stating the time, place and purpose thereof, shall be mailed by the Secretary or an Assistant Secretary not less than ten days nor more than sixty days before such meeting to every stockholder entitled to vote thereat.

     Section 2.4. List of Stockholders. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, for at least ten days before the meeting and at the place of the meeting during the whole time of the meeting.

     Section 2.5. Quorum. The holders of at least fifty percent of the issued and outstanding stock of the Company entitled to vote with respect to any one of the purposes for which the meeting is called, present in person or represented by proxy, shall constitute a quorum, except as otherwise required by the General Corporation Law of Delaware. In the event of a lack of quorum, the chairman of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called. (As amended February 10, 1994.)

     Section 2.6. Organization. The Chairman of the Board, or, in the absence of the Chairman of the Board, the President, or, in the absence of both, any Executive Vice President or Vice President, shall preside at meetings of stockholders. The Secretary of the Company shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

     Section 2.7. Voting. Subject to all of the rights of the Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to Article IV of the Certificate of Incorporation or by the General Corporation Law of Delaware, each stockholder shall be entitled to one vote, in person or by written proxy, for each voting share held of record by such stockholder. The votes for the election of Directors and, upon the demand of any stockholder, the vote upon any matter before the meeting shall be by written ballot. Except as otherwise required by the General Corporation Law of Delaware or as specifically provided for in the Certificate of Incorporation or these Bylaws, in any question or matter brought before any meeting of stockholders (other than the election of Directors), the affirmative vote of the holders of voting shares present in person or by proxy representing a majority of the votes actually cast on any such question or matter shall be the act of the stockholders.
Directors shall be elected by a plurality of the votes of the voting shares present in person or represented by proxy at the meeting and entitled to vote and actually cast on the election of Directors. (As amended February 13, 1986, effective May 8, 1986, and further amended February 10, 1994.)

     Section 2.8. Judges. All votes by written ballot at any meeting of stockholders shall be conducted by a bank or trust company, or by two judges, appointed for that purpose, either by the Board of Directors or by the chairman of the meeting. The bank, trust company or judges shall decide upon the qualifications of voters and the validity of proxies, and shall count the votes and declare the result.

                                SECTION III
                            BOARD OF DIRECTORS

     Section 3.1. Number and Qualifications. The business and affairs of the Company shall be managed by or under the direction of its Board of Directors. The number of Directors constituting the entire Board of Directors shall be not less than six nor more than twenty-one, as authorized from time to time exclusively by a vote of a majority of the entire Board of Directors. As used in these Bylaws,* the term "entire Board of Directors" means the total authorized number of Directors that the Company would have if there were no vacancies. Each Director shall at all times be the holder of Common Stock of the Company.

     Section 3.2. Resignation. A Director may resign at any time by giving written notice to the Chairman of the Board, to the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.
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     Section 3.3.  Regular Meetings.  Regular meetings of the Board of
Directors may be held without further notice at such time and place as shall from time to time be determined by the Board of Directors. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

     Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President or at the request in writing of one-third of the Directors then in office.

     Section 3.5. Notice of Special Meetings. Notice of the time and place of each special meeting shall be mailed to each Director at least two days before the meeting or telegraphed or telecopied to such Director at least one day before the meeting. The notice need not state the purposes of the special meeting.

     Section 3.6. Place of Meetings. The Directors may hold their meetings and have an office or offices outside of Delaware.

     Section 3.7 Quorum. A majority of the total number of Directors then holding office shall constitute a quorum. In the event of lack of a quorum, a majority of the Directors present may adjourn the meeting from time to time without notice, other than announcement at the meeting until a quorum shall be obtained.

     Section 3.8. Organization. The Chairman of the Board, or, in the absence of the Chairman of the Board, the President, or, in the absence of both, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary of the Company shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

     Section 3.9. Compensation of Directors. Directors shall receive such compensation for their services as the Compensation Committee may determine pursuant to Section 4.4(a) of these Bylaws.* or as the Board of Directors may determine. Any Director may serve the Company in any other capacity and receive compensation therefor. (As amended July 14, 1994.)

     Section 3.10. Notification of Nominations. Nominations for the election of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of Directors. Any stockholder entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such stockholder is a holder of record of Common Stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder,
(d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors, and (e) the consent of each nominee to serve as a Director of the Company if elected. The person presiding at the meeting of stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. (As adopted February 10, 1994.)


                                SECTION IV
                          COMMITTEES OF THE BOARD

     Section 4.1. Creation and Organization. The standing committees of the Board of Directors shall be an Executive Committee; an Audit Committee; a Compensation Committee; a Committee on Directors; an Environment, Health and Safety Committee; a Finance Committee; an Investment Policy Committee and a Public Interest Committee, having the respective duties assigned to each in this Section IV and any other duties assigned to such committee by resolution passed by a majority of the entire Board of Directors from time to time. Each such standing committee shall consist of one or more Directors and such other ex-officio members as the Board of Directors shall from time to time determine. The chairman of each standing committee shall be one of such committee's members who shall be designated as that committee's chairman by a majority of the entire Board of Directors.

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Members of each standing committee shall be elected by a majority of the entire Board of Directors at its first meeting after each annual meeting of stockholders. Vacancies in any standing committee shall be filled by a majority vote of the entire Board of Directors. The Board of Directors may appoint executive employees of the Company or its subsidiaries to be ex-officio members of any standing committee except the Executive Committee. Ex-officio members of standing committees shall be entitled to be present at all meetings of their respective committees and to participate in committee discussions. Each standing committee shall fix its own rules of procedure and shall meet where and as provided by such rules, but the presence of a majority of its members shall be necessary to constitute a quorum. The Board of Directors may from time to time appoint such special committees with such powers and such members as it may designate in a resolution or resolutions adopted by a majority of the entire Board of Directors.

     Section 4.2. Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and affairs of the Company, including the power and authority:

     (a)  To authorize the issuance of stock;

     (b) To the extent authorized in a resolution or resolutions providing for the issuance of shares of Preferred Stock adopted by the Board of Directors, to fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or any other series of any class of stock of the Company, to fix the number of shares of any series of Preferred Stock or to authorize the increase or decrease of the shares of any series of Preferred Stock;

     (c)  To declare dividends on stock; and

     (d) To adopt a certificate of ownership and merger in accordance with the General Corporation Law of Delaware.

     The Executive Committee shall consist of the officer who serves as the chief executive officer pursuant to Section 5.17 and not fewer than three other Directors. The Executive Committee shall keep minutes of its meetings. (As amended April 14, 1994.)

     Section 4.3.  Audit Committee.  The Audit Committee shall:

     (a) Prior to each annual meeting of stockholders, submit a recommendation in writing to the Board of Directors for the selection of independent auditors to be appointed by the Board of Directors in advance of the annual meeting of stockholders and to be submitted for ratification or rejection at such meeting;

     (b) Annually consult with the independent auditors with regard to the proposed plan of audit and from time to time consult privately with them and also with the Corporate Auditor and the Controller with regard to the adequacy of internal controls; and

     (c) Upon completion of the report of audit by the independent auditors and before the date of the annual meeting of stockholders,
     (i) review the financial statements of the Company, and (ii) meet with the independent auditors and review with them the results of their audit and any recommendations made to the management. (As amended April 8, 1993.)

     Section 4.4. Compensation Committee. The Compensation Committee shall consist of three or more members, all of whom shall be "disinterested persons" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any future rule of the Securities and Exchange Commission with respect to the same subject matter, and who also comply with the rules for eligibility to serve as members of the award and option committees hereinafter described.

     (a) The Compensation Committee may establish rates of salary, bonuses, retirement and other compensation for all Directors and officers of the Company as defined in the Securities Exchange Act of 1934, as amended, or the regulations of the Securities and Exchange Commission, and for such other personnel as the Board of Directors may from time to time delegate to it; provided, however, that no member of the Committee may vote upon his or her own rate of salary or his or her own bonus, retirement or other compensation except for such items as are applicable to a group that also includes personnel who are not Directors or officers, or where his or her participation in such items is determined by formula; and

     (b) The Compensation Committee shall exercise all functions of the award and option committees under the Company's incentive and option plans. (As amended July 14, 1994.)

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     Section 4.5.  Committee on Directors.  The Committee on Directors
shall:

     (a) Recommend to the Board the individuals to constitute the nominees of the Board of Directors for election at the next annual meeting of stockholders and who will be named as such nominees in the proxy statement used for solicitation of proxies by the Board;

     (b) Recommend and nominate an individual for Director to fill the unexpired term of any vacancy existing in the Board of Directors or created by an increase in the size of the Board;

     (c) Conduct continuing studies of the size and composition of the Board of Directors and from time to time make recommendations to the Board for enlargement or reduction in size of the Board; and

     (d) Recommend and nominate individuals for election as officers and members of committees.

     Section 4.6. Environment, Health and Safety Committee. The Environment, Health and Safety Committee shall have the authority and responsibility to assess all aspects of the Company's environment, health and safety policies and performance and to make recommendations to the Board of Directors and the management of the Company with regard to promoting and maintaining superior standards of performance. (As amended April 8, 1993.)

     Section 4.7. Finance Committee. The Finance Committee shall have the responsibility of periodically reviewing the financial affairs of the Company and making recommendations to the Board of Directors concerning the financial needs of the Company and the methods of providing funds for such needs.

     Section 4.8. Investment Policy Committee. The Investment Policy Committee shall have the authority and responsibility to:

     (a) Establish investment policy for The Dow Chemical Company Employees' Retirement Plan or any other retirement plan or fund maintained by the Company for its employees or employees of its subsidiaries ("Plans");

     (b) Employ, replace, discharge and supervise, and review the performance of trustees and investment advisers acting pursuant to the Plans;

     (c) Enter into, modify, alter, amend or revoke any existing or future trust agreement or trust relating to the Plans;

     (d) Review and advise upon the investment policy of, and performance of trustees and investment advisers acting pursuant to or on behalf of, any retirement plan or fund maintained by any directly or indirectly wholly owned subsidiary or subsidiaries of the Company for the benefit of its or their employees or the employees of its or their subsidiaries; and

     (e) Perform similar duties with respect to such other retirement or investment plan or fund, or on behalf of such other entities affiliated with the Company, as the Board of Directors from time to time shall designate. (As amended November 12, 1992.)

     Section 4.9. Public Interest Committee. The Public Interest Committee shall have the authority and the responsibility to assess any and all aspects of the Company's decisions to determine their social impact, as well as the responsibility to develop a worldwide contributions program including an annual budget. The most socially desirable alternatives for accomplishing the commercial objectives of the Company and a program and annual budget for contributions shall be recommended to the Board of Directors and the management of the Company. Recognizing that positive perceptions of the Company's policies and actions among its several constituencies are extremely valuable assets, the Committee will keep itself informed of these perceptions and will recommend to the Board and management actions directed at continually enhancing the Company's public image.

     Section 4.10. Powers Reserved to the Board. No committee of the Board of Directors shall have the power or authority to:

     (a) Recommend the amendment of the Certificate of Incorporation or amend these Bylaws;*

     (b) Adopt or approve any agreement of merger or consolidation with relation to the Company;

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     (c)  Recommend to the stockholders a sale, lease or exchange of all or substantially all of the assets and property of the Company; or

     (d) Recommend a dissolution of the Company or a revocation of a dissolution of the Company.

     No committee of the Board of Directors shall take any action that is required by these Bylaws,* the Certificate of Incorporation or the General Corporation Law of Delaware to be taken by a vote of a specified proportion of the entire Board of Directors.

                                 SECTION V
                                 OFFICERS

     Section 5.1. Designation. The officers of the Company shall be a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, one or more Assistant Secretaries, a Controller, one or more Assistant Controllers and a General Counsel. The Board of Directors also may elect or appoint, or provide for the appointment of, such other officers or agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Company. (As amended February 13, 1986.)

     Section 5.2. Election and Term. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the officers. The term of each officer shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor is chosen and qualified.

     Section 5.3. Resignation. Any officer may resign at any time by giving written notice to the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

     Section 5.4. Removal. Except where otherwise expressly provided in a contract authorized by the Board of Directors, any officer elected by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the entire Board of Directors.

     Section 5.5. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

     Section 5.6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may be assigned by the Board of Directors. (As amended May 14, 1987; November 12, 1987; November 12, 1992; effective December 1, 1992; and April 14, 1994.)

     Section 5.7. President. The President shall have such other powers and perform such other duties as may be assigned by the Board of Directors. (As amended May 14, 1987; November 12, 1987; November 12, 1992; effective April 1, 1993; and April 14, 1994.)

     Section 5.8.  Executive Vice Presidents.  The Executive Vice
Presidents shall assist the President in the management of the business and affairs of the Company and shall perform such other duties as may be assigned by the President or the Board of Directors.

     Section 5.9. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned by the President or the Board of Directors. The Board of Directors may designate a Financial Vice President and one or more Vice Presidents as Senior Vice Presidents or Group Vice Presidents.

     Section 5.10. Treasurer. The Treasurer shall have charge of all funds of the Company and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

     Section 5.11. Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as may be assigned by the Treasurer or the Board of Directors.

     Section 5.12. Secretary. The Secretary shall keep the minutes and give notices of all meetings of stockholders and Directors and of such committees as directed by the Board of Directors. The
Secretary shall have charge of such books and papers as

                                  63


the Board of Directors may require. The Secretary (or any Assistant Secretary) is authorized to certify copies of extracts from minutes and of documents in the Secretary's charge, and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Company certified by the Secretary (or any Assistant Secretary). The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

     Section 5.13. Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as may be assigned by the Secretary or the Board of Directors.

     Section 5.14. Controller. The Controller shall be in charge of the accounts of the Company. The Controller shall have such other powers and perform such other duties as may be assigned by the Board of Directors and shall submit such reports and records to the Board of Directors as it may request.

     Section 5.15. Assistant Controllers. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Controller or the Board of Directors. (As adopted on February 13, 1986.)

     Section 5.16. General Counsel. The General Counsel shall be in charge of all matters concerning the Company involving litigation or legal counseling. The General Counsel shall have such other powers and perform such other duties as may be assigned by the Board of Directors and shall submit such reports to the Board of Directors as it may request.
(As renumbered on February 13, 1986.)

     Section 5.17. Designation of an Officer as the Chief Executive Officer. The Board of Directors shall designate one of the elected officers the chief executive officer of the Company. The chief executive officer shall be in general and active charge of the business and affairs of the Company. The chief executive officer shall have the power to sign certificates of stock, contracts and instruments of conveyance, checks, drafts, notes, orders for the payment of money, authorized bonds and similar obligations. (As adopted on April 14, 1994.)

     Section 5.18. Designation of an Officer as the Chief Operating Officer. The Board of Directors may designate one of the elected officers the chief operating officer of the Company with such powers and duties as may be assigned by the Board of Directors. (As adopted on April 14, 1994.)

     Section 5.19. Compensation of Officers. The officers of the Company shall receive such compensation for their services as the Compensation Committee may determine pursuant to Section 4.4(a) of these Bylaws.*
(As renumbered on February 13, 1986 and April 14, 1994.)

                                SECTION VI
                              INDEMNIFICATION

     Section 6.1. Mandatory Indemnification of Directors, Officers and Employees. The Company shall indemnify, to the full extent permitted by the laws of the State of Delaware, any person who was or is a defendant or is threatened to be made a defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person
(a) is or was a Director, officer or employee of the Company, or (b) is or was a Director, officer or employee of the Company and is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Any repeal, amendment or modification of this Section 6.1 shall not affect any rights or obligations then existing between the Company and any then incumbent or former Director, officer or employee with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon such state of facts.
(As amended February 13, 1986, effective May 8, 1986; and July 11, 1991.)

     Section 6.2. Permitted Indemnification of Directors, Officers, Employees and Agents. The Company may indemnify, to the full extent permitted by the laws of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person
(a) is or was a Director, officer, employee or agent of the Company, or
(b) is or was a Director, officer, employee or agent of the Company and is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. (As amended February 13, 1986, effective May 8, 1986.)

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     Section 6.3.  Judicial Determination of Indemnification.  Any
incumbent or former Director, officer or employee may apply to any court of competent jurisdiction in the State of Delaware to order indemnification to the extent mandated under Section 6.1 above. The basis of such order of indemnification by a court shall be a determination by such court that indemnification of the incumbent or former Director, officer or employee is proper in the circumstances. Notice of any application for indemnification pursuant to this Section 6.3 shall be given to the Company promptly upon the filing of such application. (As amended February 13, 1986, effective May 8, 1986; and July 11, 1991.)

     Section 6.4. Expenses Payable in Advance. Expenses incurred by any Director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it ultimately shall be determined that the Director or officer is not entitled to be indemnified by the Company as authorized in this Section VI. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. (As amended February 13, 1986, effective May 8, 1986; and October 9, 1986.)

     Section 6.5. Nonexclusivity. The indemnification and advancement of expenses mandated or permitted by, or granted pursuant to, this Section VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw,* agreement, contract, vote of stockholders or disinterested Directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise both as to action by the person in an official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 6.1 or 6.2 above as defendants shall be made to the fullest extent permitted by the laws of the State of Delaware. The provisions of this Section VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections 6.1 or 6.2 above, but whom the Company has the power or obligation to indemnify under the laws of the State of Delaware or otherwise. (As amended February 13, 1986, effective May 8, 1986; and October 9, 1986.)

     Section 6.6. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of the person's status as such, whether or not the Company would have the power or the obligation to indemnify the Director, officer, employee or agent of the Company against such liability under the provisions of this Section VI. (As amended February 13, 1986, effective May 8, 1986.)

     Section 6.7. Definitions. For the purposes of this Section VI references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term "other enterprise" as used in this Section VI shall include employee benefit plans. References to "fines" in this Section VI shall include excise taxes assessed on a person with respect to an employee benefit plan. The phrase "serving at the request of the Company" shall include any service as a Director, officer, employee or agent of the Company that imposes duties on, or involves services by, such Director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries. (As amended February 13, 1986, effective May 8, 1986.)

     Section 6.8. Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section VI shall continue as to a person who has ceased to be a Director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such person. (As amended October 9, 1986.)

                                SECTION VII
                               MISCELLANEOUS

     Section 7.1. Seal. The corporate seal shall have inscribed upon it the name of the Company, the year "1947" and the words "Corporate Seal" and "Delaware." The Secretary shall be in charge of the seal and may authorize a duplicate seal to be kept and used by any other officer or person.

     Section 7.2. Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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     Section 7.3.  Voting of Stock Owned by the Company.  Powers of
attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the President, any Executive Vice President, any Vice President or the General Counsel. Any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

     Section 7.4. Executive Office. The principal executive office of the Company shall be located in the City of Midland, County of Midland, State of Michigan, where the books of account and records shall be kept. The Company also may have offices at such other places, both within and without Delaware, as the Board of Directors from time to time shall determine or the business and affairs of the Company may require.

                               SECTION VIII
                           AMENDMENT OF BYLAWS*

     Section 8.1. The Board of Directors shall have power to amend, alter, change, adopt and repeal the Bylaws* of the Company at any regular or special meeting. The stockholders also shall have power to amend, alter, change, adopt and repeal the Bylaws* of the Company at any annual or special meeting subject to the requirements of the Certificate of Incorporation.


* Spelling as amended April 8, 1993.

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